As filed with the Securities and Exchange
                          Commission on April 20, 2000.

                             REGISTRATION NO. 333 -

        ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------
 PIRANHA, INC.                           DELAWARE                     36-3859518
 (Exact Name of Registrant as (State or Other Jurisdiction of  (I.R.S. Employer.
  Specified in Its Charter)    Incorporation or Organization)          I.D. No.)

                            ------------------------
          1350 N. Lake Shore Drive, Suite 315, Chicago, Illinois 60610
               (Address of Principal Executive Offices) (Zip Code)
                            ------------------------

                   THE PIRANHA INC. 2000 STOCK INCENTIVE PLAN
         THE PIRANHA, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the Plans)
                          -----------------------------

                                RICHARD S. BERGER
                                Secretary and CFO
                                  Piranha, Inc.
          1350 N. Lake Shore Drive, Suite 315, Chicago, Illinois 60610
                                 (312) 664-7852
                 (Name and Address, Telephone Number, Area Code,
                              of Agent for Service)

                                    Copy to:

                              Bruce P. Golden, Esq.
                          Bruce P. Golden & Associates
                            4137 N. Hermitage Avenue
                             Chicago, Illinois 60613
                                 (773) 248-4905

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
This Registration Statement shall become effective immediately upon filing in accordance with Rule 462 under the Securities Act and Instruction D to Form S-8.

                         CALCULATION OF REGISTRATION FEE

     =====================================================================

Title of Securities   Amount             Proposed Maximum       Proposed Maximum        Amount
to be Registered      to be Registered*  Offering Price         Aggregate Offering      of Registration
                                         Per Share**            Price**                 Fee**

Common Stock          8,500,000 shares    $3.84616              $32,692,375             $8,630.79

     =====================================================================
*An undetermined number of additional shares may be issued if the anti-dilution provisions of the Plans become operative.
**The last sales price for shares of Common Stock in the over-the-counter market for April 17, 2000 ($11.125) and the exercise prices for options committed to be issued have been used to determine the Proposed Offering Prices and Registration Fee in accordance with Rule 257.

                              EXPLANATORY STATEMENT

         Piranha, Inc. is filing this Form S-8 Registration Statement relating to shares of Common Stock, par value $.001 per share, deliverable to holders of options to purchase shares of Company Common upon the exercise of stock options to be granted under The Piranha, Inc. 2000 Stock Incentive Plan and The Piranha, Inc. Stock Option Plan for Non-Employee Directors. While this Registration Statement relates to the shares of Common Stock to be issued in the future upon the exercise of stock options, Piranha, Inc. contemplates that it will file a post effective amendment covering the resale of those shares of Common Stock which may be offered from time to time by certain selling stockholders in the future. Although Piranha, Inc. does not currently satisfy the requirements for use of Form S-3, pursuant to Instruction C of Form S-8 any reoffer prospectus will be prepared in accordance with the requirements of Part I of Form S-3.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Piranha, Inc. will send or give the documents containing the information specified in Part I of Form S-8 to employees or directors as specified by Rule 428(b)(1) under the Securities Act. Piranha, Inc. is not required to file these documents with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following  documents are  incorporated  by reference into this  Registration
Statement:

         (a) The Annual Report of Piranha, Inc. (formerly Classics International Entertainment, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 1999, which has heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

         (b) The Company's Report on Form 8-K, filed March 15, 2000, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that Incorporated Documents in respect of each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K or Form 10-KSB covering such year shall not be deemed to be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The securities to be offered are registered under Section 12 of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

     Bruce P. Golden & Associates, Chicago, Illinois, attorneys-at-law, will pass upon the validity of the issuance of the securities covered by this Prospectus. Mr. Golden owns of record and beneficially 8,596 shares of Company Common Stock. Mr. Goldenalso will receive an option to purchase 100,000 shares of Company Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a Delaware corporation has the power to indemnify its offers and directors in certain circumstances (including for reasonable amounts paid by them in settlement).

         Section 145(a) empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suite or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

         Section 145(b) empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection wit h the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense or any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         Pursuant to the Company's Certificate of Incorporation, as amended, and By-laws the Company has to the full extent permitted by Section 145 indemnified all persons whom it may indemnify pursuant thereto.

         The Company is applying for directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         N/A.

Item 8.  Exhibits.

            Reference is made to the Exhibit Index.

Item 9.  Undertakings.

            The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, and the City of Dallas, State of Texas, on the 19th day of April, 2000.

                                  PIRANHA, INC.

                            By: /s/ Edward W. Sample
                                -------------------------------
                                    Edward W. Sample
                                    Chief Executive Officer



                            By: /s/ Richard S. Berger
                            --------------------------------
                                    Richard S. Berger
                                    Chief Financial Officer and
                                    Secretary

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Piranha, Inc., hereby severally constitute Richard S. Berger and Ed Sample, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Piranha, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the day of April, 2000.

    Signature                  Title
    --------------             ----------

/s/ Edward W. Sample           Chairman of the Board and Chief Executive Officer
Edward W. Sample               (Principal Executive Officer)

/s/ Richard S. Berger          Chief Financial Officer and Secretary
Richard S. Berger              (Principal Financial and Accounting Officer)

/s/ Richard S. Berger          Director
Richard S. Berger

                                  EXHIBIT INDEX

Exhibit Number                                        Description
--------------                                        -----------

4.1. Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Form SB-2, File No.33-62762)

4.2. Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Form 8-K, filed March 15, 2000).

4.3. Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant's Form SB-2, File No.33-62762).

5 . Opinion of Bruce P. Golden & Associates (including consent).

23.1  Consent of  Feldman   Sherb   Horowitz & Co.,   P.C.,   Certified  Puiblic
Accountants.

23.2 Consent of Bruce P. Golden & Associates (included in Exhibit 5).

24 Power of Attorney (included on Signature Page).